UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 11, 2026
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 11, 2026, Suzanne Seandel notified 8x8, Inc. (the “Company”) of her intention to resign from her position as Chief Accounting Officer and principal accounting officer of the Company at a future date that is mutually agreeable to the Company and Ms. Seandel (currently expected in mid-April 2026) (the “Separation Date”). Ms. Seandel’s resignation is not the result of any disagreement regarding the Company’s operations, policies or practices. The Company is commencing a formal search for Ms. Seandel’s successor.
The Company and Ms. Seandel expect to enter into a consulting arrangement pursuant to which Ms. Seandel will make herself available to consult with the Company through May 31, 2026, during which time the Company expects to file its annual report on Form 10-K for the fiscal year ended March 31, 2026.
(c)    Effective the Separation Date, Kevin Kraus, Chief Financial Officer of the Company, will be appointed to the role of principal accounting officer.
Mr. Kraus was appointed as permanent Chief Financial Officer and principal financial officer of the Company on June 5, 2023. Mr. Kraus, 56, previously served as Interim Chief Financial Officer from November 2022 to June 2023. Prior to serving as Interim Chief Financial Officer, Mr. Kraus served as the Senior Vice President of Finance at the Company since October 2019, with responsibility for overseeing the Company’s financial reporting, planning, and procurement functions. Prior to joining 8x8, Mr. Kraus served as Vice President of Finance for Imperva, a cyber security software company, from 2018 until 2019 and Senior Director of Finance for Gigamon, a network visibility and traffic monitoring technology company, from 2015 until 2017, with responsibilities for financial planning and analysis, procurement, facilities management, SEC reporting and investor relations support, sales compensation operations, and M&A integration. He holds a bachelor’s degree in accounting from Rutgers, The State University of New Jersey-New Brunswick and an MBA from the Pennsylvania State University.
No new compensatory agreements were entered into with Mr. Kraus in connection with his appointment as principal accounting officer. Mr. Kraus does not have any family relationship with any director or executive officer of the Company, and except for his existing compensatory agreements with the Company, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
(e)    The information set forth above under Item 5.02(b) and (c) is hereby incorporated by reference into this Item 5.02(e).
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2026

8x8, Inc.

By: /s/ KEVIN KRAUS
Kevin Kraus
Chief Financial Officer (Principal Financial Officer)